Exhibit 99.1
News Release

For immediate release	For more information contact:
April 29, 2016	Jeffry Keyes
Chief Financial Officer
858-726-1600
ir@digirad.com

Digirad Corporation Reports Financial Results for the
First Quarter Ended March 31, 2016

•Announces year over year Q1 revenue and adjusted EBITDA growth of 125% and 345%, respectively
•Provides an update on the DMS Health acquisition
•Recognizes previously reserved tax benefits due to expected increases in future profitability
•Announces a regular quarterly cash dividend of $0.05 per share
•Updates financial guidance for 2016

Suwanee, GA. - April 29, 2016 - Digirad Corporation (Nasdaq: DRAD) today reported its financial results for the first quarter ended March 31, 2016.
Total revenues for the 2016 first quarter were $31.2 million, an increase of 125.1 percent compared to the prior year’s first quarter revenues of $13.8 million.
Adjusted net income for the 2016 first quarter was $1.3 million, or $0.07 per diluted share, compared to $0.3 million, or $0.02 per diluted share in the prior year first quarter. Adjusted EBITDA for the 2016 first quarter was $3.7 million, compared to $0.8 million in the prior year first quarter.
Digirad President and CEO Matt Molchan said, “Digirad had a strong quarter, driven by the inclusion of DMS Health's operations as part of our results starting on January 1st, and every business unit is performing above expectations. We believe this strong start to the year positions us well for 2016."
Molchan continued, “We are also pleased to announce solid progress with our integration efforts of DMS Health, with significant progress made in harmonizing our operations. We expect these integration efforts to continue for a few more quarters before full integration has been completed. Even though our main focus right now is on successfully integrating DMS Health, we are also beginning to focus on future revenue growth from customer, geographical and relationship synergies."
Based on the completion of the DMS Health acquisition and the expected increase to the Company’s future profitability, an updated analysis of our existing tax net operating loss ("NOL") carry forwards was conducted during the quarter ended March 31, 2016. Based on this analysis, the majority of reserved NOLs were released, resulting in an incremental income tax benefit of $12.5 million in the first quarter of 2016.

The Company also announced a cash dividend of $0.05 cents per share that will be paid on May 27, 2016, to shareholders of record on May 13, 2016.
2016 Financial Guidance
The Company reaffirms its previously announced fiscal year 2016 financial guidance of revenues between $125 million and $130 million and non-GAAP adjusted EBITDA between $17 million and $18 million. In addition, based on the completion of the underlying transaction accounting, the Company is now providing financial guidance for adjusted diluted earnings per share between $0.30 and $0.35 for fiscal year 2016.
Conference Call Information
A conference call is scheduled for 11:00 a.m. EDT on April 29, 2016 to discuss the results and management's outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at http://drad.client.shareholder.com/events.cfm; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.
Use of Non-GAAP Financial Measures by Digirad Corporation
This Digirad news release presents the non-GAAP financial measures “adjusted net income,” “adjusted net income per diluted share,” and “adjusted EBITDA.” The most directly comparable measure for these non-GAAP financial measures are net income and diluted net income per share. The Company has included in this release unaudited adjusted financial information, which presents the Company's results of operations after excluding acquired intangible asset amortization, acquisition related contingent consideration valuation adjustments, transaction and integration costs associated with DMS Health Technologies, and non-recurring related income tax adjustments. Further excluded in the measure of adjusted EBITDA are interest, taxes, depreciation, amortization and stock-based compensation.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Digirad's financial condition and results of operations is included as Exhibit 99.2 to Digirad's report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2016.
About Digirad Corporation
Digirad delivers convenient, effective, and efficient healthcare solutions on an as needed, when needed, and where needed basis.  Digirad's diverse portfolio of mobile health care solutions and medical equipment and services, including diagnostic imaging and patient monitoring, provides hospitals, physician practices, and imaging centers throughout the United States access to technology and services necessary to provide exceptional patient care in the rapidly changing healthcare environment.  For more information, please visit www.digirad.com.
Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company’s ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully close and execute on acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks are detailed in Digirad’s filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

Digirad Corporation
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2016	2015
Revenues:
Services	$24,005	$10,563
Product and product-related	7,152	3,276
Total revenues	31,157	13,839
Cost of revenues:
Services	18,506	8,505
Product and product-related	3,586	1,686
Total cost of revenues	22,092	10,191

Gross profit	9,065	3,648
Total gross profit percentage	29.1%	26.4%
Services gross profit percentage	22.9%	19.5%
Product and product-related gross profit percentage	49.9%	48.5%

Operating expenses:
Marketing and sales	2,625	1,210
General and administrative	6,414	2,168
Amortization of intangible assets	579	105
Total operating expenses	9,618	3,483

Income (loss) from operations	(553)	165

Other income (expense):
Interest and other income, net	76	11
Interest and other expense, net	(375)	(11)
Total other income	(299)	—

Income (loss) before income taxes	(852)	165
Income tax benefit	12,461	580
Net income	$11,609	$745

Net income per share:
Basic	$0.60	$0.04
Diluted	$0.58	$0.04
Dividends declared per common share	$0.05	$0.05

Weighted average shares outstanding – basic	19,448	18,803
Weighted average shares outstanding – diluted	19,943	19,291

Digirad Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$7,202	$15,868
Securities available-for-sale	2,518	3,227
Accounts receivable, net	13,829	7,274
Inventories, net	4,808	4,381
Restricted cash	233	233
Other current assets	3,647	764
Total current assets	32,237	31,747
Property and equipment, net	31,967	6,252
Intangible assets, net	13,361	3,079
Goodwill	7,205	2,897
Deferred tax assets	26,818	18,578
Restricted cash	3,636	—
Other assets	1,211	1,560
Total assets	$116,435	$64,113

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,120	$1,369
Accrued compensation	4,426	2,453
Accrued warranty	218	213
Deferred revenue	3,844	1,673
Current portion of long-term debt	5,085	—
Other current liabilities	4,471	2,998
Total current liabilities	23,164	8,706
Long-term debt, net of current portion	26,127	—
Other liabilities	2,129	1,252
Total liabilities	51,420	9,958

Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Treasury stock	(5,728)	(5,728)
Additional paid-in capital	153,111	153,860
Accumulated other comprehensive loss	(240)	(240)
Accumulated deficit	(82,130)	(93,739)
Total stockholders’ equity	65,015	54,155
Total liabilities and stockholders’ equity	$116,435	$64,113

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2016	2015

Net income	$11,609	$745
Acquired intangible amortization	577	103
Transaction and integration costs of DMS Health Technologies(1)	1,450	25
Income tax items(2)	(12,333)	(587)
Non-GAAP Adjusted net income	$1,303	$286

Net income per share - diluted(3)	$0.58	$0.04
Acquired intangible amortization	0.03	0.01
Transaction and integration costs of DMS Health Technologies(1)	0.07	—
Income tax items(2)	(0.62)	(0.03)
Non-GAAP Adjusted net income per share - diluted(3)	$0.07	$0.02

	Three Months Ended March 31,
(in thousands)	2016	2015

Net income	$11,609	$745
Transaction and integration costs of DMS Health Technologies(1)	1,450	25
Depreciation and amortization	2,465	488
Stock-based compensation	223	144
Interest income	(5)	(11)
Interest expense	375	11
Income tax benefit	(12,461)	(580)
Non-GAAP Adjusted EBITDA	$3,656	$822

(1) Reflects diligence, transaction, and integration costs related to the acquisition of DMS Health Technologies. Three months ended March 31, 2015 has been reclassified from previously reported amounts to reflect this adjustment.
(2) Reflects income tax effect for adjusted financial data, acquisition related income tax adjustments, and release of previously reserved net operating loss carry forwards.
(3) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended
(in thousands, except per share amounts)	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016

Net income	$745	$1,097	$19,120	678	11,609
Acquired intangible amortization	103	130	131	131	577
Acquisition related contingent consideration valuation adjustment(1)	—	(173)	—	113	—
Investment impairment loss(2)	—	—	—	278	—
Transaction and integration costs of DMS Health Technologies(3)	25	283	435	595	1,450
Income tax items(4)	(587)	51	(18,163)	(446)	(12,333)
Non-GAAP Adjusted net income	$286	$1,388	$1,523	$1,349	$1,303

Net income per share - diluted(5)	$0.04	$0.06	$0.97	0.03	0.58
Acquired intangible amortization	0.01	0.01	0.01	0.01	0.03
Acquisition related contingent consideration valuation adjustment(1)	—	(0.01)	—	0.01	—
Investment impairment loss(2)	—	—	—	0.01	—
Transaction and integration costs of DMS Health Technologies(3)	—	0.01	0.02	0.03	0.07
Income tax items(4)	(0.03)	—	(0.92)	(0.02)	(0.62)
Non-GAAP Adjusted net income per share - diluted(5)	$0.02	$0.07	$0.08	$0.07	$0.07

	Three Months Ended
(in thousands)	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016

Net income	$745	$1,097	$19,120	$678	$11,609
Acquisition related contingent consideration valuation adjustment(1)	—	(173)	—	113	—
Investment impairment loss(2)	—	—	—	278	—
Transaction and integration costs of DMS Health Technologies(3)	25	283	435	595	1,450
Depreciation and amortization	488	598	665	690	2,465
Stock-based compensation	144	141	165	166	223
Interest income	(11)	(11)	(10)	(7)	(5)
Interest expense	11	12	21	19	375
Income tax expense (benefit)	(580)	65	(18,183)	(425)	(12,461)
Non-GAAP Adjusted EBITDA	$822	$2,012	$2,213	$2,107	$3,656

(1) Reflects fair value adjustment to estimate of contingent consideration related to acquisitions.
(2) Reflects impairment loss related to investment in Perma-Fix Medical. Total amount consists of impairment of a Supply Agreement entered into between the two parties and a loss related to the initial excess of the transaction price over fair value.

(3) Reflects diligence, transaction, and integration costs related to the acquisition of DMS Health Technologies. The three months ended March 31, 2015 and June 30, 2015 has been reclassified from previously reported amounts to reflect this adjustment.
(4) Reflects income tax effect for adjusted financial data, acquisition related income tax adjustments, and release of previously reserved net operating loss carry forwards.
(5) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.